                                                                   Exhibit 3.1.1


                           CERTIFICATE OF AMENDMENT TO
                    RESTATED CERTIFICATE OF INCORPORATION OF
                                    CVC, INC.

         CVC, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         1. The name of the Corporation is CVC, Inc.

         2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 19, 1990. Such certificate was amended and restated pursuant to a Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on May 18, 1995, which such Restated Certificate of Incorporation was subsequently amended pursuant to a Certificate of Amendment filed with the Secretary of State of the State of Delaware on March 14, 1996, further amended pursuant to a Certificate of Amendment filed with the Secretary of the State of Delaware on October 15, 1997, further amended pursuant to a Certificate of Amendment filed with the Secretary of the State of Delaware on December 10, 1998, and subsequently amended pursuant to a Certificate of Amendment filed with the Secretary of the State of Delaware on April 20, 1999.

         3. The Amended and Restated Certificate of Incorporation is hereby further amended as follows:

         A. Article IV shall be amended to include the following text immediately preceding the first sentence of paragraph (a):

         Effective immediately upon the filing of this Amendment to the Certificate of Incorporation in the office of the Secretary of State of the State of Delaware, the outstanding shares of Common Stock shall be and hereby are combined and reclassified as follows: each three shares of Common Stock shall be reclassified as and converted into two shares of Common Stock; provided, however, that fractional shares of Common Stock will not be issued in connection with such combination and reclassification, and each holder of a fractional share of Common Stock shall receive in lieu thereof, a cash payment in an amount equal to such fractional interest multiplied by the fair market value of a share of the Common Stock as of the date of effectiveness of this Amendment. For purposes hereof, such fair market value shall be equal to the per share initial public offering price of the Common Stock as set forth in the Corporation's registration statement (File No. 333-38057) filed with the U.S. Securities and Exchange Commission. Until surrendered for new certificates representing the number of whole shares of Common Stock after the reverse stock split, each current certificate representing shares of Common Stock will be deemed for all corporate purposes to evidence ownership of Common Stock in the appropriately reduced whole number of shares.

         B. The last sentence of paragraph (b) of Article IV, Section 3 shall be amended to read as follows:

         "Qualified Public Offering" is defined to mean the closing of an underwritten public offering by the Company pursuant to a registration statement filed and declared effective under the Act covering the offer and sale of Common Stock for the account of the Company in which the aggregate net proceeds to the Company equal at least $20,000,000.

         C. The first sentence of paragraph (c) of Article IV, Section 4 shall be amended to read as follows:

         Each share of the Series A Preferred and Series B Preferred shall automatically be converted into shares of Common Stock at the then effective Series A Conversion Price and Series B Conversion Price, as applicable, immediately prior to the closing of a Qualified Public Offering with aggregate gross proceeds to the Corporation of not less than Ten Million Dollars ($10,000,000), before deduction of underwriting discounts and commissions and registration expenses.

         IN WITNESS WHEREOF, CVC, Inc. has caused this Certificate to be signed by Christine B. Whitman, Chairman of the Board, President and Chief Executive Officer, this __ day of _______, 1999.


                                       CVC, INC.


                                       --------------------------------------
                                       Christine B. Whitman,
                                       Chairman of the Board, President and
                                       Chief Executive Officer

                            State of Delaware                             PAGE 1

                        Office of the Secretary of State

                        --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CVC, INC.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF APRIL, A.D. 1999, AT 11 O'CLOCK A.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

                                        /s/ Edward J. Freel
                                        -----------------------------------
                                        Edward J. Freel, Secretary of State

                                     [SEAL]
                                                         AUTHENTICATION: 9697764
                                                                  DATE: 04-21-99

                           CERTIFICATE OF AMENDMENT TO
                    RESTATED CERTIFICATE OF INCORPORATION OF
                                    CVC, INC.

      CVC, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

      1. The name of the Corporation is CVC, Inc.

      2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 19, 1990. Such certificate was amended pursuant to a Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on May 18, 1995, which such Restated Certificate of Incorporation was subsequently amended pursuant to a Certificate of Amendment filed with the Secretary of State of the State of Delaware on March 14, 1996, further amended pursuant to a Certificate of Amendment filed with the Secretary of the State of Delaware on October 15, 1997 and subsequently amended pursuant to a Certificate of Amendment filed with the Secretary of the State of Delaware on December 10, 1998.

      3. The Amended and Restated Certificate of Incorporation is hereby further amended as follows:

      A. Article IV shall be amended to include the following immediately after
Section 4 of Article IV:

            Section 5. Voting Rights and Directors.

            (a) Except as otherwise provided herein or required by law, the holder of each share of Common Stock issued and outstanding shall have one vote with respect to such share and the holder of each share of Preferred Stock shall be entitled with respect to such share to a number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock of the Company having general voting power and not separately as a class (except as required by Section 5(b) below or the General Corporation Law of Delaware). Holders of Common Stock and Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) be rounded to the nearest whole number.

            (b) The Board of Directors of the Corporation shall consist of not less than three (3) members, the exact number to be fixed from time to time solely by resolution of the Board of Directors acting by not less than a majority of the directors then in office. The holders of the Series B Preferred, voting separately as a class, shall be entitled to elect two (2) members of the Board of Directors. The holders of Common Stock and Series A Preferred, voting together, shall be entitled to elect five members of the Board of Directors. At any meeting held for the purpose of electing or removing directors, (i) the presence in person or by proxy of the holders of the majority of the shares of Series B Preferred then outstanding shall constitute a quorum of the Series B Preferred for the purpose of electing or removing directors by holders of the Series B Preferred and (ii) the presence in person or by proxy of the holders of a majority of shares of Common Stock and Series A Preferred (on an as converted into Common Stock basis) then outstanding shall constitute a quorum of Common Stock and Series A Preferred for the purpose of electing or removing directors by holders of Common Stock and Series A Preferred. A vacancy in any directorship elected by the holders of the Series B Preferred shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series B Preferred. A vacancy in any directorship elected by the holders of Common Stock and Series A Preferred shall be filled only by vote or written consent in lieu of a meeting of the holders of Common Stock and the Series A Preferred. Any member of the Board of Directors elected by the holders of the Series B Preferred may only be removed by the vote of the holders of not less than a majority of the shares of Series B Preferred voting thereon. Any member of the Board of Directors elected by the holders of Common Stock and Series A Preferred may only be removed by the vote of the holders of not less than a majority of the shares of Common Stock and Series A Preferred (on an as converted into Common Stock basis) voting thereon.

            (c) At all elections of members of the Board of Directors of the Corporation, if any holder of stock of this Corporation entitled to vote at an election shall have given the Corporation written notice of its intention to cumulate his or her votes for the election of members of the Board of Directors prior to commencement of the voting for such members, then each holder entitled to vote for members of the Board of Directors shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to his or her shares of stock multiplied by the number of directors to be elected by such holder either (i) by casting all such holder's votes for a single director or (ii) by distributing such holder's votes among the number of directors to be voted for, or for any two or more of them as such holder may see fit.

            Section 6. No Reissuance of Series B Preferred. No share or shares of Series B Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, returned and eliminated from the shares which the Corporation shall be authorized to issue.

            IN WITNESS WHEREOF, CVC, INC. has caused this Certificate to be signed by Christine B. Whitman, its President, this 20 day of April, 1999.

                                        CVC, Inc.

                                        /s/ Christine B. Whitman
                                        -------------------------------------
                                        Christine B. Whitman
                                        President and Chief Executive Officer

                                State of Delaware

                        Office of the Secretary of State                  PAGE 1

                        -------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CVC, INC.", FILED IN THIS OFFICE ON THE TENTH DAY OF DECEMBER, A.D. 1998, AT 11 O'CLOCK A.M.

                                        /s/ Edward J. Freel
                                        -----------------------------------
                                        Edward J. Freel, Secretary of State

                                     [SEAL]       AUTHENTICATION: 9673169
                                                            DATE: 04-07-99

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 11:00 AM 12/10/1998
                                                          981474583 -- 2244345

                           CERTIFICATE OF AMENDMENT TO
                      RESTATED CERTIFICATE OF INCORPORATION
                                   CVC, INC.
                            (Pursuant to Section 242)

      CVC, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

      1. The name of the Corporation is CVC, Inc.

      2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 19, 1990. Such certificate was amended pursuant to a Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on May 18, 1995, which was subsequently amended pursuant to a Certificate of Amendment filed with the Secretary of State of the State of Delaware on October 15, 1997.

      3. This Amended and Restated Certificate of Incorporation is hereby further amended as follows:

            A. Article IV shall be deleted and replaced in its entirety with the following:

                                   "Article IV

      (a) The Corporation is authorized to issue two classes of stock, designated "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 50,502,500 The total number of shares of Common Stock which the Corporation is authorized to issue is 50,000,000, par value $.01 per share. The total number of shares of Preferred Stock which the Corporation is authorized to issue is 502,500, par value $.01 per share, of which (i) 2,500 shares, $.01 par value per share, shall be designated "8% Non-Cumulative Convertible Preferred Stock" (the "Series A Preferred"), (ii) 100,000 shares, $.01 par value per share, shall be designated "Series B Non-Cumulative Convertible Preferred Stock" (the "Series B Preferred"), (iii) 200,000 shares, $.01 par value per share, shall be designated "Series C Senior Convertible Redeemable Preferred Stock" (the "Series C Preferred"), and (iv) 200,000 shares, $.01 par value par share, shall be designated "Series D Redeemable Preferred Stock" (the "Series D Preferred"). The Series A Preferred, the Series B Preferred, the Series C Preferred and the Series D Preferred shall collectively be referred to as the "Preferred Stock."

      The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock.

      The relative rights, preferences, privileges and restrictions granted to or imposed upon the Preferred Stock and the Common Stock or the holders thereof are as follows:

      Section 1. Dividends. The holders of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, dividends at the rate of $80.00 per share for Series A Preferred, $11.90 per share for Series B Preferred and $8.00 per share for Series C Preferred (in each case as adjusted for any stock splits, stock dividends, recapitalization and the like with respect to such shares) per annum as the Board of Directors may from time to time determine out of funds legally available therefor. No dividends shall be paid on the Series A Preferred during any fiscal year of the Corporation until dividends in the total amount of $11.90 per share on the Series B Preferred shall have been paid or declared and set apart during that fiscal year. No dividends shall be paid on the Series A Preferred and Series B Preferred during any fiscal year of the Corporation until dividends in the total amount of $8.00 per share on the Series C Preferred shall have been paid or declared and set apart during that fiscal year. No dividends (other than those payable solely in the Common Stock of the Corporation) shall be paid on any Common Stock of the Corporation during any fiscal year of the Corporation until dividends in the total amount of $80.00 per share of Series A Preferred, $11.90 per share of Series B Preferred and $8.00 per share of Series C Preferred (in each case as adjusted for any stock splits, stock dividends, recapitalization and the like with respect to such shares) shall have been paid or declared and set apart during that fiscal year. The right to such dividends on shares of Preferred Stock shall not be cumulative, and no right shall accrue to holders of Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior year.

      After payment of such dividends to the holders of the Preferred Stock, any additional dividends declared shall be distributed among all the holders of the Common Stock.

      Section 2. Liquidation Preference. In the event of a Liquidity Event (as hereinafter defined), before any distribution or payment may be made with respect to the Common Stock or any other series or class of capital stock ranking on liquidation junior to the Preferred Stock, holders of each share of Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus, or capital earnings, as follows:

            (a) The holders of the Series C Preferred or Series D Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series A Preferred, Series B Preferred and Common Stock, by reason of their ownership of such stock, the amount equal to the sum of (i) $100.00 per share for each share of Series C Preferred (as adjusted for stock splits, stock dividends, recapitalizations and the like with respect to such stock) (the "Liquidation Cash Payment"), (ii) an amount equal to all declared, but unpaid dividends or distributions on the Series C Preferred and (iii) if the Series C Preferred has not been converted in accordance with Section 4(b) or 4(d), the number of shares of

Common Stock issuable upon conversion of such shares of Series C Preferred had such Series C Preferred been converted into shares of Series D Preferred and Common Stock immediately prior to such Liquidity Event. If the assets and funds thus distributed among the holders of the Series C Preferred or Series D Preferred pursuant to this Section 2(a) shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series C Preferred or Series D Preferred in proportion to the preferential amount that each such holder is otherwise entitled to receive.

            (b) The holders of the Series B Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series A Preferred and the Common Stock by reason of their ownership of such stock, the amount equal to the sum of (i) $148.78 per share for each share of Series B Preferred (as adjusted for stock splits, stock dividends, recapitalization and the like with respect to such stock), and (ii) an amount equal to all declared but unpaid dividends or distributions on the Series B Preferred. If the assets and funds thus distributed among the holders of the Series B Preferred pursuant to this
Section 2(b) shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred in proportion to the preferential amount that each such holder is otherwise entitled to receive.

            (c) After payment has been made to the holders of the Series C Preferred and the Series B Preferred of the full amounts to which they shall be entitled as set forth in the first sentence of Section 2(a) and Section 2(b), respectively, then the holders of the Series A Preferred shall be entitled to receive the amount equal to the sum of (i) $1,000 per share for each share of Series A Preferred then held by them (as adjusted for stock splits, stock dividends, recapitalization and the like with respect to such stock), and (ii) an amount equal to declared but unpaid dividends or distributions on the Series A Preferred. If the assets and funds thus distributed among the holders of the Series A Preferred pursuant to this Section 2(c) shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution pursuant to this Section 2(c) shall be distributed ratably among the holders of the Series A Preferred in proportion to the preferential amount that each such holder is otherwise entitled to receive.

            (d) After payment has been made to the holders of the Preferred Stock of the full amounts to which they shall be entitled as set forth in
Section 2(a) through Section 2(c) above, then the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed on a pro rata basis on the outstanding Common Stock.

            (e) For purposes of this Section 2, the term "Liquidity Event" shall mean any one or more of the following: (i) a liquidation, dissolution or winding-up of the

Corporation, whether voluntary or involuntary; (ii) a sale, merger, recapitalization, reorganization or consolidation involving the Corporation, as the result of which those persons who hold at least 50% of the voting stock of the Corporation immediately prior to such transaction do not hold more than 50% of the voting stock of the Corporation (or the surviving or resulting entity) after giving effect to such transaction; or (iii) the sale of all or substantially all of the assets of the Corporation.

            (f) Any securities to be delivered to the holders of the Preferred Stock and Common Stock upon a merger, reorganization or sale of substantially all the assets of the Corporation shall be valued as follows:

                  (1) if traded on a securities exchange or on the NASDAQ Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the ten business day period ending three (3) business days prior to the closing of such merger, reorganization or sale;

                  (2) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the ten business day period ending three (3) business days prior to the closing; and

                  (3) if there is no active public market, the value shall be the fair market value thereof as mutually determined by the Corporation and the holders of not less than a majority of the outstanding shares of Series B Preferred and Series C Preferred voting as a single class, provided that if the Corporation and the holders of a majority of the outstanding shares of Series B Preferred and Series C Preferred are unable to reach agreement, then by independent appraisal by an investment banker hired and paid by the Corporation, but reasonably acceptable to the holders of a majority of the outstanding shares of Series B Preferred and Series C Preferred voting as a single class.

            (g) Notwithstanding the foregoing, in the event that on or before December 10, 1999. the Corporation shall merge or consolidate with or into any other corporation or sell, lease or convey all or substantially all of its property or business (a "Year 1 Transaction") and the aggregate consideration payable to the holders of the Series C Preferred under this Section 2 as a result of the Year 1 Transaction would be equal to or greater than the product of(x) $200 and (y) the number of shares of Series C Preferred issued and outstanding immediately prior to the consummation of the Year 1 Transaction (the "Series C Return"), then the Liquidation Cash Payment may, at the option of the Corporation, be reduced by an amount of not more than 50% thereof; provided that the Common Stock issuable upon the conversion of the Series C Preferred in accordance with Section 4(b) or 4(d) (as the case may be) shall be increased, if necessary, by that number of fully paid and nonassessable shares of Common Stock (the "Additional Liquidation Shares") such that the aggregate consideration to be received by the holders of the Series C Preferred as a result of the Year 1 Transaction shall be no less than an amount equal to the Series C Return; provided further, however, that the foregoing shall in no way limit the aggregate consideration payable to the Holders of the Series C Preferred as a result of the Year 1 Transaction to the Series C Return. The

Additional Liquidation Shares and any other shares of Common Stock distributable to the holders of the Series C Preferred as a result of a Year 1 Transaction shall be valued at the per share value of the Year 1 Transaction.

      Section 3. Redemption.

            (a) At the individual option of each holder of shares of Series B Preferred and Series C Preferred, the Corporation shall redeem, on December
10, 2003 (the "Redemption Date"), the number of shares of Series B Preferred and Series C Preferred, respectively, held by such holder that is specified in a request (the "Redemption Request") for redemption delivered to the Corporation by the holder on or prior to December 10, 2003, with respect to the shares of Series B Preferred, by paying in cash therefor, $148.78 per share of Series B Preferred (as adjusted for stock splits, stock dividends, recapitalization and the like with respect to such shares) plus all declared but unpaid dividends on such shares and, with respect to the shares of Series C Preferred, by paying to the holders of the shares of Series C Preferred (i) $100.00 per share of Series C Preferred (as adjusted for stock splits, stock dividends, recapitalization and the like with respect to such shares) ("Redemption Cash Payment"), (ii) an amount equal to all declared, but unpaid dividends or distributions on the Series C Preferred and (iii) by distributing to the holders of the shares of Series C Preferred the number of shares of Common Stock issuable upon conversion of such shares of Series C Preferred had such Series C Preferred been converted into shares of Series D Preferred and Common Stock immediately prior to such Redemption.

            (b) In the event of a Liquidity Event, the holders of the Series D Preferred may, at their election, require the Corporation to redeem all (but not less than all) of the shares of Series D Preferred held by such holders for an aggregate amount (if all originally issued and outstanding Series C Preferred was converted into Series D Preferred and all such shares of Series D Preferred are then outstanding) equal to $100.00 per share (as adjusted for stock splits, stock dividends, recapitalization and the like with respect to such shares). Upon the occurrence of a Qualified Public Offering, the Corporation may either
(i) redeem the number of shares of Series D Preferred held by such holder (if all originally issued and outstanding Series C Preferred was converted into Series D Preferred and all such shares of Series D Preferred are then outstanding) by paying in cash an aggregate amount (if all originally issued Series C Preferred was converted into Series D Preferred and all such Series D Preferred are then outstanding) equal to $100.00, (as adjusted for stock splits, stock dividends, recapitalization and the like with respect to such shares), or
(ii) exchange each such share of Series D Preferred for such number of shares of Common Stock such that at the per share offer price in connection with a Qualified Public Offering the value of the aggregate number of shares so delivered would (if all originally issued Class C Preferred Stock was converted into Series D Preferred and all such shares of Series D Preferred are then outstanding) equal to $100.00 per share of Series D Preferred (as adjusted for stock splits, stock dividends, recapitalization and the like with respect to such shares). "Qualified Public Offering" is defined to mean the closing of an underwritten public offering by the Company pursuant to a registration statement filed and declared effective under the Act covering the offer and sale of Common Stock for the account of the Company in which the aggregate net proceeds to the Company equal at least $20,000,000 and in which the price per share of Common Stock equals or exceeds $8.33.

            (c) At least ten (l0) but no more than twenty (20) days prior to the Redemption Date written notice shall be mailed, first class postage prepaid, to each holder of the Series B Preferred, Series C Preferred or the Series D Preferred (as the case may be) which has given the Corporation a Redemption Request at the address set forth in the Redemption Request, notifying such holder of the place at which payment may be obtained on the Redemption Date for the shares of Series B Preferred, Series C Preferred or the Series D Preferred (as the case may be) specified in the Redemption Request and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). On or after the Redemption Date, each holder of Series B Preferred, Series C Preferred or the Series D Preferred (as the case may be) to be redeemed shall surrender to this Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

            (d) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series B Preferred, Series C Preferred or the Series D Preferred (as the case may be) designated for redemption in the Redemption Request as holders of Series B Preferred, Series C Preferred or the Series D Preferred (as the case may be) (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series B Preferred, Series C Preferred or the Series D Preferred (as the case may be) on the Redemption Date are insufficient to redeem the total number of shares of Series B Preferred, Series C Preferred or the Series D Preferred (as the case may be) to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series B Preferred, Series C Preferred or the Series D Preferred (as the case may be). The shares of Series B Preferred, Series C Preferred or the Series D Preferred (as the case may be) not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series B Preferred, Series C Preferred or the Series D Preferred (as the case may be) such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any Redemption Date, but which it has not redeemed.

            (e) Notwithstanding the foregoing, in the event of a Year 1 Transaction on or before December 10, 1999, and the aggregate consideration payable to the holders of the Series C Preferred under this Section 2 as a result of the Year 1 Transaction would be equal to or greater than Series C Return, then the Redemption Cash Payment may, at the option of the Corporation, be reduced by an amount of not more than 50% thereof; provided that the Common Stock issuable upon the conversion of the Series C Preferred in accordance with
Section 4(b) or 4(d) (as the case may be) shall be increased, if necessary, by that number of fully paid and nonassessable shares of Common Stock (the "Additional Redemption Shares") such that the aggregate consideration to be received by the holders of the Series C Preferred as a result of the Year 1 Transaction shall be no less than an amount equal to the Series C Return; provided further, however, that the foregoing shall in no way limit the aggregate consideration payable to the Holders of the Series C Preferred as a result of the Year 1 Transaction to the Series C Return. The Additional Redemption Shares and any other shares of Common Stock distributable to the holder of the Series C Preferred as a result of a Year 1 Transaction shall be valued at the per share value of the Year 1 Transaction.

      Section 4. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

            (a) Right to Convert Series A Preferred and Series B Preferred. Each share of Series A Preferred and Series B Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock,
(i) in the case of the Series A Preferred, as is determined by dividing $1,000 by the then applicable Series A Conversion Price and (ii) in the case of the Series B Preferred, as is determined by dividing $148.78 by the then applicable Series B Conversion Price. The price at which shares of Common Stock shall be deliverable upon conversion of the Series A Preferred (the "Series A Conversion Price") shall initially be $0.42 per share of Common Stock and the price at which shares of Common Stock shall be deliverable upon conversion of the Series B Preferred (the "Series B Conversion Price") shall initially be $2.48 per share of Common Stock. Such initial Series A Conversion Price and Series B Conversion Price shall be subject to adjustment as hereinafter provided.

            (b) Conversion of Series C Preferred. Each share of Series C Preferred shall be convertible, at the option of the holder thereof, at any time commencing after the fifth anniversary of the date of issuance of such share, at the office of the Corporation or any transfer agent for such preferred stock into (i) one (1) fully paid and nonassessable share of Series D Preferred Stock and (ii) such number of fully paid and nonassessable shares of Common Stock, which is determined by dividing the product of the number of shares of Series C Preferred outstanding and $100.00 per share (as adjusted for stock splits, stock dividends, recapitalization and the like with respect to such shares) by then applicable purchase price per share of $6.56 (as adjusted in accordance with Section 4(h) below) (the "Series C Conversion Price"), and which number of shares of Common Stock shall initially be 1,524,390. The Series C Conversion Price shall initially be $6.56 per share of Common Stock. Any holder of Series C Preferred who wishes to exercise such right of conversion shall give written notice thereof to the Corporation, setting forth the number of shares of Series C Preferred to be converted, and shall exchange with the Corporation its certificates evidencing shares of Series C Preferred for certificates evidencing the shares of Series D Preferred and Common Stock issuable upon conversion thereof. Once a holder of Series C Preferred has given notice of its intent to convert, it shall be deemed to have effected such conversion and shall be deemed to be the record holder of the Series D Preferred Stock and Common Stock, issuable upon such conversion; provided, however, that if such holder has elected to convert in connection with a proposed Liquidity Event, and such Liquidity Event is not consummated, such election to convert may be rescinded.

            (c) Automatic Conversion of Series A Preferred and Series B Preferred. Each share of the Series A Preferred and Series B Preferred shall automatically be converted into shares of Common Stock at the then effective Series A Conversion Price and Series B Conversion Price as applicable, immediately prior to the closing of a Qualified Public Offering at a price per share (determined without regard to underwriter commissions and expenses) of not less than Eight Dollars and Thirty-Three Cents $8.33 (as adjusted for stock splits, stock dividends, recapitalization and the like) and aggregate gross proceeds to the Corporation of not less than Ten Million Dollars ($10,000,000), before deduction of underwriting discounts and commissions and registration expenses. In the event of such an offering, the person(s) entitled to receive the Common Stock issuable upon such conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such Qualified Public Offering.

            (d) Automatic Conversion of Series C Preferred. Upon the occurrence of (i) a Liquidity Event or (ii) the closing of a Qualified Public Offering, which is based on an equity valuation of the Company of not less than $100,000,000, each share of Series C Preferred shall be converted immediately prior to the Liquidity Event or Qualified Public Offering (as the case may be) into (i) one fully paid and nonassessable (1) share of Series D Preferred and
(ii) such number of fully paid and nonassessable shares of Common Stock as determined by dividing the product of the number of shares of Series C Preferred outstanding and $100.00 per share (as adjusted for stock splits, stock dividends, recapitalization and the like with respect to such shares) by the Series C Conversion Price, which aggregate number of shares of Common Stock if 100,000 shares of such Series C Preferred were to be converted shall initially be 1,524,390. In the event of such an offering, the person(s) entitled to receive Common Stock issuable upon conversion of Series C Preferred shall not be deemed to have converted such shares of Series C Preferred until immediately prior to the closing of such Qualified Public Offering.

            (e) Conversion of Series D Preferred. Holders of shares of the Series D Preferred shall have no right to convert such shares into shares of Common Stock or any other series or capital stock of the Corporation.

            (f) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) pay cash equal to such fraction multiplied by the Series A Conversion Price or Series B Conversion Price, as applicable, then in effect. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent, and shall give written notice to the Corporation at such office that the holder elects to convert all or any number of shares of the Preferred Stock represented by such certificate or certificates, provided, however, that in the event of an automatic conversion pursuant to this Section 4, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and provided further, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at the office of the Corporation or of any transfer agent, as the case may be, to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into a fractional share of Common Stock. Such conversion shall not terminate the rights of the holders of the Preferred Stock or Common Stock issuable upon conversion of the Preferred Stock to receive dividends which have been declared with respect to the Preferred Stock prior to the date of conversion. Except as provided above, such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, or in the case of automatic conversion immediately prior to the close of business on the date of closing of a Qualified Public Offering, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at the close of business on such date. If the conversion is in connection with a firm commitment Offering, the conversion may, at the option of any holder tendering the Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

            (g) Series B Preferred and Series C Preferred Conversion Price Adjustments. The Series B Conversion Price and the Series C Conversion Price shall be subject to adjustment from time to time as follows:

                  (i) Special Definitions. For purposes of this Section 4(g), the following definitions shall apply:

                        (1) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                        (2) "Original Issue Date" shall mean the date on which the first share of Series B Preferred or Series C Preferred, as applicable, was first issued.

                        (3) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock and Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                        (4) "Conversion Price" shall be the Conversion Price of the Series B Preferred or the Series C Preferred, as applicable.

                        (5) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 4(g)(iii) below, deemed to be issued) by the Corporation after the Original Issue Date other than shares of Common Stock issued or issuable:

                              (A) upon conversion of shares of the Preferred
Stock or the exercise or conversion of any Options outstanding on the Original Issue Date;

                              (B) to officers, directors, employees and
consultants of the Corporation or any subsidiary thereof, pursuant to a stock option plan, stock purchase plan or other employee stock incentive plan approved by the Board of Directors or other stock arrangements which have been approved by the Board of Directors;

                              (C) pursuant to any event for which adjustment has
already been made pursuant to this Section 4(g);

                              (D) as a dividend or distribution on the Preferred
Stock;

                              (E) as a dividend or distribution on the Common
Stock;

                              (F) upon any subdivision or split up of Common
Stock; or

                              (G) upon any capital reorganization of the
Corporation.

                  (ii) No Adjustment of Conversion Price. No adjustment in the Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price, in effect on the date of and immediately prior to such issue.

                  (iii) Deemed Issue of Additional Shares of Common Stock. Except as provided in Section 4(g)(i)(5) above, in the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 4(g)(v) below) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                        (1) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                        (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the initial Conversion Prices thereof set forth in Section 4(a) above (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                        (3) on the expiration or cancellation of any Options or the termination of the right to convert or exchange any Convertible Securities which shall have not been exercised, if the Conversion Price shall have been adjusted upon the original issuance thereof or shall have been subsequently adjusted pursuant to clause (2) above, the Conversion Price shall be recomputed as if the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefore was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged plus the consideration actually received by the Corporation upon such conversion or exchange, if any; and

                        (4) no readjustment pursuant to clause (2) or clause (3) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the initial Conversion Price on the original adjustment date (unless the Conversion Price is increased above the initial Conversion Price pursuant to Section 4(h)(2) or (h)(4)), or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than those the subject of such adjustments) between the original adjustment date and such readjustment date; and

                  (iv) Adjustment of Conversion Price Upon Isuance of Additional Shares of Common Stock. In the event this Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(g)(iii), but excluding stock dividends, subdivisions or split-ups that are the subject of adjustment pursuant to Section 4(h)) without consideration or for a consideration per share less than the Conversion Price applicable on and immediately prior to such issue, then and in such event, the Conversion Price shall be reduced concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Conversion Price in effect on the date of and immediately prior to such issue by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue (on a fully diluted as converted basis), including without limitation the number of shares of Common Stock issuable upon conversion of the Preferred Stock outstanding immediately prior to such issue and (ii) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Conversion Price in effect on the date of and immediately prior to such issue; and the denominator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue (on a fully diluted as converted basis), including without limitation the number of shares of Common Stock issuable upon conversion of the Preferred Stock outstanding immediately prior to such issue and (ii) the number of such Additional Shares of Common Stock so issued.

                  (v) Determination of Consideration. For purposes of this
Section 4(g), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                  (1) Cash and Property. Such consideration shall:

                        (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation;

                        (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                        (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                  (2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(g)(ii) and 4(g)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                        (A) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the (ii) aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                        (B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

            (h) Adjustment of Conversion Price of Series A Preferred, Series B Preferred and Series C Preferred. The Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price shall be subject to adjustment from time to time as follows:

                  (1) Adjustments for Subdivisions of Common Stock. If the number of shares of Common Stock outstanding at any time after filing this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split up of stock, then the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price then in effect shall, concurrently with the effectiveness of such dividend, subdivision or split up, be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be increased in proportion to such increase of outstanding shares of Common Stock.

                  (2) Adjustments for Combinations of Common Stock. If the number of shares of Common Stock outstanding at any time after filing this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware is decreased by a combination of the outstanding shares of Common Stock, then the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price then in effect shall, concurrently with the effectiveness of such combination, be proportionately increased so that the number of shares of Common Stock issuable upon conversion of each share of such Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

                  (3) Adjustments for Stock Dividends and Other Distributions. In the event the Corporation at any time or from time to time makes or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution (excluding any repurchases of securities by the Corporation not made on a pro rata basis from all holders of any class of the Corporation's securities) payable in property or in securities of the Corporation other than shares of Common Stock, then and in each such event the holders of Preferred Stock shall receive at the time of such distribution, the amount of property or the number of securities of the Corporation that they would have received had their Preferred Stock been converted into Common Stock on the date of such event.

                  (4) Adjustments for Reclassification, Exchange and Substitution. Except as provided in Section 2 upon a Liquidity Event, if the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), each share of Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon such Liquidity Event.

            (i) Amendments to Certificate of Incorporation. The Corporation shall not amend its Certificate of Incorporation without the approval, by vote or written consent, by the holders of at least a majority of the then outstanding shares of Preferred Stock, voting together as a separate class, if such amendment would amend any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend its Certificate of Incorporation without the approval by the holders of at least a majority of the then outstanding shares of Preferred Stock, voting as a separate class, if such amendment would:

                  (i) change the relative seniority rights of the holders of Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation, or create any other class or series of capital stock entitled to seniority as to the payment of dividends in relation to the holders of Preferred Stock;

                  (ii) reduce the amount payable to the holders of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the holders of Preferred Stock to the rights upon liquidation of the holders of other capital stock of the Corporation, or change the dividend rights of the holders of Preferred Stock;

                  (iii) cancel or modify the redemption rights of the holders of the Preferred Stock provided for in Section 3 herein; or

                  (iv) cancel or modify the rights of the holders of the Preferred Stock provided for in this Section 4.

            (j) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, Series B Conversion Price and the Series C Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price, as applicable, at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock. Notwithstanding the foregoing, no adjustment of the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price shall be made if the amount of any such adjustment would be an amount less than $1.00, but any such amount shall be carried forward and an adjustment with respect thereof shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount(s) so carried forward, shall aggregate an increase or decrease of $1.00 or more.

            (k) Notices of Record Date. In the event that the Corporation shall propose at any time:

                  (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                  (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                  (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                  (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

                  then, in connection with each such event, the Corporation shall send to the holders of the Preferred Stock:

                        (1) at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

                        (2) in the case of the matters referred to in (iii) and
(iv) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

      Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of Preferred Stock at the address for each such holder as shown on the books of the Corporation.

                  (v) Reservation of Shares. The Corporation shall reserve at all times so long as any shares of Preferred Stock remain outstanding, free from preemptive rights, out of its treasure stock or its authorized but unissued shares of Common Stock, or both, solely for the purposes of effecting the conversion of the shares of Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Preferred Stock.

                  (vi) Valid Issuance. All shares of Common Stock which may be issued upon conversion of the shares of Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Corporation shall take no action which will cause a contrary result."

      IN WITNESS WHEREOF, CVC, INC. has caused this Certificate to be signed by Christine B. Whitman, its President, this 10th day of December, 1998.

                                        CVC, Inc.


                                        /s/ Christine B. Whitman
                                        -------------------------------------
                                        Christine B. Whitman
                                        President and Chief Executive Officer

                                State of Delaware

                        Office of the Secretary of State                  PAGE 1

                        --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CVC HOLDINGS, INC.", CHANGING ITS NAME FROM "CVC HOLDINGS, INC." TO "CVC, INC.", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF OCTOBER, A.D. 1997, AT 12 O'CLOCK P.M.

                                        /s/ Edward J. Freel
                                        -----------------------------------
                                        Edward J. Freel, Secretary of State

                                     [SEAL]
2244345 8100                                             AUTHENTICATION: 9673170
991134439                                                         DATE: 04-07-99

                           CERTIFICATE OF AMENDMENT TO
                             RESTATED CERTIFICATE OF
                                INCORPORATION OF
                               CVC HOLDINGS, INC.

            CVC Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

            1. The name of the Corporation is CVC Holdings, Inc.

            2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 19, 1990, and was amended pursuant to a Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on May 18, 1995.

            3. This Restated Certificate of Incorporation is hereby further amended as follows:

            A. Article I shall be deleted and replaced in its entirety with the following:

                                    Article I

            The name of the Corporation is CVC, Inc.

            B. The second and third sentences of Article IV(a) shall be deleted and replaced in their entirety by the following:

            The total number of shares which the Corporation is authorized to issue is 50,102,500. The total number of shares of Common Stock which the Corporation is authorized to issue is 50,000,000, par value $.01 per share.

            C. The first sentence of Section 5(b) of Article IV shall be deleted and replaced in its entirety by the following:

            The Board of Directors of the Corporation shall consist of not less than three (3) members, the exact number to be fixed from time to time solely by resolution of the Board of Directors acting by not less than a majority of the directors then in office.

            4. The amendments to the Restated Certificate of Incorporation as hereinabove set forth have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 12:00 PM 10/15/1997
                                                         971347839 -- 2244345

      IN WITNESS WHEREOF, CVC Holdings, Inc. has caused this Certificate to be signed by Christine B. Whitman, its President, this 15th day of October, 1997.

                                        CVC HOLDINGS, INC.


                                        /s/ Christine B. Whitman
                                        -------------------------------------
                                        Christine B. Whitman
                                        President

                                                                     NY--95063.2

                                State of Delaware

                        Office of the Secretary of State                  PAGE 1

                        --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CVC HOLDINGS, INC.", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF MARCH, A.D. 1996, AT 9 O'CLOCK A.M.


                                        /s/ Edward J. Freel
                                        -----------------------------------
                                        Edward J. Freel, Secretary of State

                                     [SEAL]
                                                         AUTHENTICATION: 9673171
                                                                  DATE: 04-07-99
2244345 8100
991134439

   STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/14/1996
  960075034 -- 2244345

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               CVC HOLDINGS, INC.

            THE UNDERSIGNED, being the President and Secretary of CVC Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), do hereby certify as follows:

            1. The name of the Corporation is CVC Holdings, Inc.

            2. The Certificate of Incorporation of the Corporation is hereby amended to effect a 20:1 stock split and in connection therewith every share of Common Stock, par value $.01 per share, of the Corporation issued on the date this Certificate of Amendment is filed with the Secretary of State of Delaware shall be converted into and shall become twenty (20) new shares of the Common Stock, par value $.01 per share, of the Corporation.

            3. Article IV of the Certificate of Incorporation of the Corporation is hereby amended to increase the number of shares of Common Stock which the Corporation shall have authority to issue from 1,500,000 to 7,500,000 shares of Common Stock by deleting the initial paragraph thereof and replacing it with the following:

                  The Corporation is authorized to issue two classes of stock, designated "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 7,602,500. The total number of shares of Common Stock which the Corporation is authorized to issue is 7,500,000, par value $.01 per share. The total number of shares of Preferred Stock which the Corporation is authorized to issue is 102,500, par value $.01 per share, of which 2,500 shares shall be designated 8% Non-Cumulative Convertible Preferred Stock (the "Series A Preferred") and 100,000 shares shall be designated Series B Non-Cumulative Convertible Preferred Stock (the "Series B Preferred"). The Series A Preferred and the Series B Preferred shall collectively be referred to as the "Preferred Stock."

            4. This amendment to the Certificate of Incorporation of the Corporation herein certified has been approved and adopted pursuant to Section 242 of the General Corporation law of the State of Delaware (the "DGCL"). This amendment was approved by written consent in lieu of a meeting of the stockholders pursuant to Section 228 of the DGCL and written notice of such approval has been provided as required by such section.

      IN WITNESS WHEREOF, the undersigned have executed this certificate as of the 13th day of March, 1996.


                                        /s/ Christine Whitman
                                        ----------------------------------------
                                        Christine Whitman, President

ATTEST:


/s/ Christopher Mann
------------------------
Christopher Mann
Secretary

                                State of Delaware

                      Office of the Secretary of State                    PAGE 1

                      --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "CVC HOLDINGS, INC.", FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF MAY, A.D. 1995, AT 4:15 O'CLOCK P.M.


                                        /s/ Edward J. Freel
                                        -----------------------------------
                                        Edward J. Freel, Secretary of State

                                     [SEAL]
                                                         AUTHENTICATION: 9673172
                                                                  DATE: 04-07-99

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:15 PM 05/18/1995
                                                          950110716 -- 2244345

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               CVC HOLDINGS, INC.
                         (Pursuant to Sections 242 & 245)

      CVC Ho1dings, Inc., a corporation (the "Corporation") organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "GCL"), hereby certifies as follows:

            FIRST: The name of the Corporation is CVC Holdings, Inc.

            SECOND: The date on which the initial Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware is October 19, 1990, under the name CVC Holdings, Inc.

            THIRD: The Board of Directors of the Corporation, pursuant to the GCL, adopted resolutions amending, integrating and restating the Certificate of Incorporation to read in full as set forth in the Restated Certificate of Incorporation attached hereto as Exhibit A.

            FOURTH: Pursuant to resolutions of the Board of Directors, the Restated Certificate of Incorporation was thereafter submitted to the stockholders of the Corporation for their approval, which approval was given by written consent of the stockholders pursuant to Section 228 and in accordance with Section 245 of the GCL.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed and attested by its duly authorized officers, this 18th day of May, 1995.

                                        CVC HOLDINGS, INC.


                                        /s/ Christine B. Whitman
                                        -------------------------------------
                                        Christine B. Whitman
                                        President

ATTEST:


By:  /s/ Andrew C. Peskoe
     -----------------------------------

Name: Andrew C. Peskoe
     ------------------------------
     [ILLEGIBLE] Secretary

                             RESTATED CERTIFICATE OF

                                INCORPORATION OF

                               CVC HOLDINGS, INC.

                                    Article I

      The name of the Corporation is CVC Holdings, Inc.

                                   Article II

      The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of its registercd agent at such address is The Prentice-Hall Corporation System, Inc.

                                   Article III

      The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   Article IV

      (a) The Corporation is authorized to issue two classes of stock, designated "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 1,602,500. The total number of shares of Common Stock which the Corporation is authorized to issue is 1,500,000, par value $.01 per share. The total number of shares of Preferred Stock which the Corporation is authorized to issue is 102,500, par value $.01 per share, of which 2,500 shares shall be designated 8% Non-Cumulative Convertible Preferred Stock (the "Series A Preferred") and 100,000 shares shall be designated Series B Non-Cumulative Convertible Preferred Stock (the "Series B Preferred"). The Series A Preferred and the Series B Preferred shall collectively be referred to as the "Preferred Stock."

      The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock.

      The relative rights, preferences, privileges and restrictions granted to or imposed upon the Preferred Stock and the Common Stock or the holders thereof are as follows:

      Section 1. Dividends. The holders of the Series A Preferred and Series B Preferred shall be entitled to receive, when and as declared by the Board of Directors, dividends at the rate of $80.00 per share for Series A Preferred and $11.90 per share for Series B Preferred (in each case as adjusted for any stock splits, stock dividends, recapitalizations and the like with respect to such shares) per annum as the Board of Directors may from time to time determine out of funds legally available therefor. No dividends shall be paid on the Series A Preferred during any fiscal year of the Corporation until dividends in the total amount of $11.90 per share on the Series B Preferred shall have been paid or declared and set apart during that fiscal year. No dividends (other than those payable solely in the Common Stock of the Corporation) shall be paid on any Common Stock of the Corporation during any fiscal year of the Corporation until dividends in the total amount of $80.00 per share of Series A Preferred and $11.90 per share of the Series B Preferred (in each case as adjusted for any stock splits, stock dividends, recapitalizations and the like with respect to such shares) shall have been paid or declared and set apart during that fiscal year. The right to such dividends on shares of Preferred Stock shall not be cumulative, and no right shall accrue to holders of Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior year.

      After payment of such dividends to the holders of the Preferred Stock, any additional dividends declared shall be distributed among all the holders of the Common Stock.

      Section 2. Liquidation Preference. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in the following manner:

            (a) The holders of the Series B Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series A Preferred and the Common Stock by reason of their ownership of such stock, the amount equal to the sum of (i) $148.78 per share for each share of Series B Preferred then held by them (as adjusted for stock splits, stock dividends, recapitalizations and the like with respect to such stock), and (ii) an amount equal to all declared but unpaid dividends or distributions on the Series B Preferred. If the assets and funds thus distributed among the holders of the Series B Preferred pursuant to this Section 2(a) shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred in proportion to the preferential amount that each such holder is otherwise entitled to receive.

            (b) After payment has been made to the holders of the Series B Preferred Stock of the full amounts to which they shall be entitled as set forth in the first sentence of Section 2(a), then the holders of the Series A Preferred shall be entitled to receive the amount equal to the sum of(i) $1,000 per share for each share of Series A Preferred then held by them (as adjusted for stock splits, stock dividends, recapitalizations and the like with respect to such stock), and (ii) an amount equal to declared but unpaid dividends or distributions on the Series A Preferred. If the assets and funds thus distributed among the holders of the Series A Preferred pursuant to this Section 2(b) shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution pursuant to this Section 2(b) shall be distributed ratably among the holders of the Series A Preferred in proportion to the preferential amount that each such holder is otherwise entitled to receive.

            (c) After payment has been made to the holders of the Preferred Stock of the full amounts to which they shall be entitled as set forth in
Section 2(a) and in Section 2(b) above, then the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed on a pro rata basis on the outstanding Common Stock.

            (d) For purposes of this Section 2, a merger or consolidation of the Corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Corporation (other than any merger or consolidation in which stockholders of the Corporation immediately prior to such merger or consolidation beneficially own a majority of the voting shares of the surviving corporation immediately following such merger or consolidation), or a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation.

            (e) Any securities to be delivered to the holders of the Preferred Stock and Common Stock upon a merger, reorganization or sale of substantially all the assets of the Corporation shall be valued as follows:

                  (1) if traded on a securities exchange or on the NASDAQ Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the ten business day period ending three (3) business days prior to the closing of such merger, reorganization or sale;

                  (2) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the ten business day period ending three (3) business days prior to the closing; and

                  (3) if there is no active public market, the value shall be the fair market value thereof as mutually determined by the Corporation and the holders of not less than a majority of the outstanding shares of Series B Preferred voting as a single class, provided that if the Corporation and the holders of a majority of the outstanding shares of Series B Preferred are unable to reach agreement, then by independent appraisal by an investment banker hired and paid by the Corporation, but reasonably acceptable to the holders of a majority of the outstanding shares of Series B Preferred voting as a single class.

      Section 3. Redemption of Series B Preferred.

            (a) At the individual option of each holder of shares of Series B Preferred, the Corporation shall redeem, on March 31, 2002 (the "Redemption Date"), the number of shares of Series B Preferred held by such holder that is specified in a request (the "Redemption Request") for redemption delivered to the Corporation by the holder on or prior to March 1, 2002, by paying in cash therefor, $148.78 per share of Series B Preferred (as adjusted for stock splits, stock dividends, recapitalizations and the like with respect to such shares) plus all declared but unpaid dividends on such shares (the "Redemption Price").

            (b) At least 10 but no more than 20 days prior to the Redemption Date written notice shall be mailed, first class postage prepaid, to each holder of the Series B Preferred which has given the Corporation a Redemption Request at the address set forth in the Redemption Request, notifying such holder of the place at which payment may be obtained on the Redemption Date for the shares of Series B Preferred specified in the Redemption Request and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). On or after the Redemption Date, each holder of Series B Preferred to be redeemed shall surrender to this Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

            (c) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series B Preferred designated for redemption in the Redemption Request as holders of Series B Preferred (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series B Preferred on the Redemption Date are insufficient to redeem the total number of shares of Series B Preferred to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series B Preferred. The shares of Series B Preferred not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series B Preferred such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any Redemption Date, but which it has not redeemed.

      Section 4. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

            (a) Right to Convert. Each share of the Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock, in the case of the Series A Preferred, as is determined by dividing $1,000 by the then applicable Series A Conversion Price, and in the case of the Series B Preferred, as is determined by dividing $148.78 by the then applicable Series B Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Series A Preferred (the "Series A Conversion Price") shall initially be $25 per share of Common Stock and the price at which shares of Common Stock shall be deliverable upon conversion of the Series B Preferred (the "Series B Conversion Price") shall initially be $148.78 per share of Common Stock. Such initial Series A Conversion Price and Series B Conversion Price shall be subject to adjustment as hereinafter provided.

            (b) Automatic Conversion. Each share of the Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series A Conversion Price or Series B Conversion Price, as applicable, immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement on Form S-I (or any successor form) under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at a price per share (determined without regard to underwriter commissions and expenses) of not less than Five Hundred Dollars $500.00 (as adjusted for stock splits, stock dividends, recapitalizations and the like) and aggregate gross proceeds to the Corporation of not less than Ten Million Dollars ($10,000,000), before deduction of underwriting discounts and commissions and registration expenses. In the event of such an offering, the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such underwritten public offering.

            (c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) pay cash equal to such fraction multiplied by the Series A Conversion Price or Series B Conversion Price, as applicable, then in effect. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent, and shall give written notice to the Corporation at such office that the holder elects to convert all or any number of shares of the Preferred Stock represented by such certificate or certificates; provided, however, that in the event of an automatic conversion pursuant to Section 3(b), the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and provided further, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at the office of the Corporation or of any transfer agent, as the case may be, to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into a fractional share of Common Stock. Such conversion shall not terminate the rights of the holders of the Preferred Stock or Common Stock issuable upon conversion of the Preferred Stock to receive dividends which have been declared with respect to the Preferred Stock prior to the date of conversion. Except as provided in Section 4(b) above, such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, or in the case of automatic conversion immediately prior to the close of business on the date of closing of the offering, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at the close of business on such date. If the conversion is in connection with a firm commitment underwritten public offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering the Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

            (d) Series B Preferred Conversion Price Adjustments. The Series B Conversion Price shall be subject to adjustment from time to time as follows:

                  (i) Special Definitions. For purposes of this Section 4(d), the following definitions shall apply:

                        (1) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                        (2) "Series B Original Issue Date" shall mean the date on which the first share of Series B Preferred was first issued.

                        (3) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock and Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                        (4) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 4(d)(iii) below, deemed to be issued) by the Corporation after the Series B Original Issue Date other than shares of Common Stock issued or issuable:

                              (A) upon conversion of shares of the Preferred
Stock or the exercise or conversion of any Options outstanding on the Series B Original Issue Date;

                              (B) to officers, directors, employees and
consultants of the Corporation or any subsidiary thereof, pursuant to a stock option plan, stock purchase plan or other employee stock incentive plan approved by the Board of Directors or other stock arrangements which have been approved by the Board of Directors;

                              (C) pursuant to any event for which adjustment has
already been made pursuant to this Section 4(d);

                              (D) as a dividend or distribution on the Preferred
Stock;

                              (E) as a dividend or distribution on the Common
Stock;

                              (F) upon any subdivision or split up of Common
Stock; or

                              (G) upon any capital reorganization of the
Corporation.

                  (ii) No Adjustment of Conversion Price. No adjustment in the Series B Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series B Conversion Price, in effect on the date of and immediately prior to such issue.

                  (iii) Deemed Issue of Additional Shares of Common Stock. Except as provided in Section 4(d)(i)(4) above, in the event the Corporation at any time or from time to time after the Series B Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 4(d)(v) below) of such Additional Shares of Common Stock would be less than the Series B Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common are deemed to be issued:

                        (1) no further adjustment in the Series B Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                        (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series B Conversion Price computed upon the initial conversion prices thereof set forth in Section 4(a) above (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                        (3) on the expiration or cancellation of any Options or the termination of the right to convert or exchange any Convertible Securities which shall have not been exercised, if the Series B Conversion Price shall have been adjusted upon the original issuance thereof or shall have been subsequently adjusted pursuant to clause (2) above, the Series B Conversion Price shall be recomputed as if the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefore was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged plus the consideration actually received by the Corporation upon such conversion or exchange, if any; and

                        (4) no readjustment pursuant to clause (2) or clause (3) above shall have the effect of increasing the Series B Conversion Price to an amount which exceeds the lower of (i) the initial Series B Conversion Price on the original adjustment date (unless the Series B Conversion Price is increased above the initial Series B Conversion Price pursuant to Section 4(e)(2) or
(e)(4)), or (ii) the Series B Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than those the subject of such adjustments) between the original adjustment date and such readjustment date; and

                  (iv) Adjustment of Series B Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event this Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(iii), but excluding stock dividends, subdivisions or split-ups that are the subject of adjustment pursuant to Section 4(e)) without consideration or for a consideration per share less than the Series B Conversion Price applicable on and immediately prior to such issue, then and in such event, the Series B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Series B Conversion Price in effect on the date of and immediately prior to such issue by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue (on a fully diluted as converted basis), including without limitation the number of shares of Common Stock issuable upon conversion of the Preferred Stock outstanding immediately prior to such issue and (ii) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stocks so issued would purchase at the Series B Conversion Price in effect on the date of and immediately prior to such issue; and the denominator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue (on a fully diluted as converted basis), including without limitation the number of shares of Common Stock issuable upon conversion of the Preferred Stock outstanding immediately prior to such issue and (ii) the number of such Additional Shares of Common Stock so issued.

            (v) Determination of Consideration. For purposes of this Section 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                  (1) Cash and Property. Such consideration shall:

                        (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation;

                        (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                        (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                  (2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(d)(ii) and 4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                        (A) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                        (B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

            (e) Adjustment of Conversion Price of Both Series A Preferred and Series B Preferred. The Series A Conversion Price and the Series B Conversion Price shall be subject to adjustment from time to time as follows:

                  (1) Adjustments for Subdivisions of Common Stock. If the number of shares of Common Stock outstanding at any time after filing this Restated Certificate of incorporation with the Secretary of State of the State of Delaware is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split up of stock, then the Series A Conversion Price and the Series B Conversion Price then in effect shall, concurrently with the effectiveness of such dividend, subdivision or split up, be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be increased in proportion to such increase of outstanding shares of Common Stock.

                  (2) Adjustments for Combinations of Common Stock. If the number of shares of Common stock outstanding at any time after filing this Restated Certificate of incorporation with the Secretary of State of the State of Delaware is decreased by a combination of the outstanding shares of Common Stock, then the Series A Conversion Price and the Series B Conversion Price then in effect shall, concurrently with the effectiveness of such combination, be proportionately increased so that the number of shares of Common Stock issuable upon conversion of each share of such Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

                  (3) Adjustments for Stock Dividends and Other Distributions. In the event the Corporation at any time or from time so time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution (excluding any repurchases of securities by the Corporation not made on a pro rata basis from all holders of any class of the Corporation's securities) payable in property or in securities of the Corporation other than shares of Common Stock, then and in each such event the holders of Preferred Stock shall receive at the time of such distribution, the amount of property or the number of securities of the Corporation that they would have received had their Preferred Stock been converted into Common Stock on the date of such event.

                  (4) Adjustments for Reclassification, Exchange and Substitution. Except as provided in Section 2 upon any liquidation, dissolution or winding up of the Corporation, if the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), each share of Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such share of Preferred Stock shall have been entitled upon such reorganization or reclassification.

            (f) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or By-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment

            (g) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price or Series B Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each bolder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price or the Series B Conversion Price, as applicable, at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock. Notwithstanding the foregoing, no adjustment of the Series A Conversion Price or the Series B Conversion Price shall be made if the amount of any such adjustment would be an amount less than $1.00, but any such amount shall be carried forward and an adjustment with respect thereof shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount(s) so carried forward, shall aggregate an increase or decrease of $1.00 or more.

            (h) Notices of Record Date. In the event that the Corporation shall propose at any time:

                  (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                  (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                  (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                  (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

                        then, in connection with each such event, the Corporation shall send to the holders of the Preferred Stock:

                        (1) at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

                        (2) in the case of the matters referred to in (iii) and
(iv) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

      Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of Preferred Stock at the address for each such holder as shown on the books of the Corporation.

                  (v) Reservation of Shares. The Corporation shall reserve at all times so long as any shares of Preferred Stock remain outstanding, free from preemptive rights, out of its treasure stock or its authorized but unissued shares of Common Stock, or both, solely for the purposes of effecting the conversion of the shares of Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Preferred Stock.

                  (vi) Valid Issuance. All shares of Common Stock which may be issued upon conversion of the shares of Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Corporation shall take no action which will cause a contrary result.

      Section 5. Voting Rights and Directors.

            (a) Except as otherwise provided herein or required by law, the holder of each share of Common Stock issued and outstanding shall have one vote with respect to such share and the holder of each share of Preferred Stock shall be entitled with respect to such share to a number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock of the Company having general voting power and not separately as a class (except as required by Section 5(b) below, Section 6 or by the General Corporation Law of Delaware). Holders of Common Stock and Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Preferred Stock held by each holder could be convened) be rounded to the nearest whole number.

            (b) The Board of Directors shall consist of seven (7) members. The holders of the Series B Preferred, voting separately as a class, shall be entitled to elect two (2) members of the Board of Directors. The holders of Common Stock and Series A Preferred, voting together, shall be entitled to elect the remaining members of the Board of Directors. At any meeting held for the purpose of electing or removing directors, (i) the presence in person or by proxy of the holders of the majority of the shares of Series B Preferred then outstanding shall constitute a quorum of the Series B Preferred for the purpose of electing or removing directors by holders of the Series B Preferred and (ii) the presence in person or by proxy of the holders of a majority of shares of Common Stock and Series A Preferred (on an as converted into Common Stock basis) then outstanding shall constitute a quorum of Common Stock and Series A Preferred for the purpose of electing or removing directors by holders of Common Stock and Series A Preferred. A vacancy in any directorship elected by the holders of the Series B Preferred shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series B Preferred. A vacancy in any directorship elected by the holders of Common Stock and Series A Preferred shall be filled only by vote or written consent in lieu of a meeting of the holders or Common Stock and the Series A Preferred. Any member of the Board of Directors elected by the holders of the Series B

Preferred may only be removed by the vote of the holders of not less than a majority of the shares of Series B Preferred voting thereon. Any member of the Board of Directors elected by the holders of Common Stock and Series A Preferred may only be removed by the vote of the holders of not less than a majority of the shares of Common Stock and Series A Preferred (on an as converted into Common Stock basis) voting thereon.

            (c) At all elections of members of the Board of Directors of the Corporation, if any holder of stock of this Corporation entitled to vote at an election shall have given the Corporation written notice of its intention to cumulate his or her votes for the election of members of the Board of Directors prior to the commencement of the voting for such members, then each holder entitled to vote for members of the Board of Directors shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to his or her shares of stock multiplied by the number of directors to be elected by such holder either (i) by casting all such holder's votes for a single director or (ii) by distributing such holder's votes among the number of directors to be voted for, or for any two or more of them as such holder may see fit.

      Section 6. Covenants. In addition to any other rights provided by law, so long as any Series B Preferred shall be outstanding, the Corporation shall not, without first obtaining the written consent of the holders of not less than a majority of the then outstanding shares of Series B Preferred:

            (a) amend or repeal any provision of, or add any provision to, this Corporation's Restated Certificate of Incorporation if such action would change adversely the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred;

            (b) amend or repeal any provision of the charter document of CVC Products, Inc., or authorize or issue any securities of CVC Products, Inc.;

            (c) authorize or issue any shares of any class or series of stock or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of this Corporation, which shares have any preference or priority senior to or on parity with the Series B Preferred as to dividend rights, voting rights, redemption rights or liquidation preferences;

            (d) redeem or purchase any of the Series A Preferred or any of the Common Stock, provided, however, that this restriction shall not apply to the repurchase or shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation upon or after termination of the employment, consulting or other relationship between the Corporation and such persons; provided, further, that such repurchase is not made at a price greater than the original purchase price of such shares pursuant to vesting or similar provisions;

            (e) authorize or issue options or warrants to purchase in excess of 4,000 shares of Common Stock (appropriately adjusted for stock splits, stock dividends and recapitalizations) to officers, directors, employees and consultants of the Corporation or CVC Products, Inc. and in excess of 20,000 shares of Common Stock (appropriately adjusted for stock splits, stock dividends and recapitalizations) to officers, directors, employees and consultants of the Corporation or CVC Products, Inc. pursuant to stock option plans, stock purchase plans or other employee stock incentive plans;

            (f) adopt, amend or repeal the by-laws of the Corporation if such action would change adversely the preferences or powers of, or restrictions provided for the benefit of, the Series B Preferred;

            (g) consummate a sale of all or substantially all of the Corporation's assets, any merger or consolidation of the Corporation with or into any other entity, or any other transaction or series of related transactions which would result in the holders of the outstanding voting power of the Corporation immediately prior to such transaction or transactions holding less than a majority of the voting power of the surviving entity, immediately following such transaction or transactions;

            (h) provide for the voluntary liquidation, dissolution or winding up of the Corporation;

            (i) sell, distribute or otherwise transfer any securities of CVC Products, Inc. held by the Corporation; or transfer a substantial amount of assets from CVC Products, Inc. to any other subsidiary of the Corporation;

            (j) authorize a merger, consolidation, recapitalization or reorganization of CVC Products, Inc., or authorize the sale of all or substantially all of the assess of CVC Products, Inc., or otherwise liquidate, wind up or dissolve CVC Products, Inc.; or

            (k) declare or pay any dividend or other distribution on the Common Stock or any series of Preferred Stock other than the Series B Preferred.

      Section 7. No Reissuance of Series B Preferred. No share or shares of Series B Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares should be canceled, returned and eliminated from the shares which the Corporation shall be authorized to issue.

                                    Article V

      In furtherance and not in limitation of powers conferred upon the stockholders by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation, subject to the power of the stockholders to alter or repeal the by-laws made or altered by the Board of Directors.

                                   Article VI

      Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganiza-tion of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                   Article VII

      To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

      The Corporation may indemnify to the fullest extent permitted by law any person (including the representative of such person's estate and such person's successors and assigns) made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director, officer or employee of the Corporation or served at any other enterprise as a director, officer or employee at the request of the Corporation.

      Neither any amendment nor repeal of this Article VII nor the adoption of any provision of this Corporation's Restated Certificate of Incorporation inconsistent with this Article VII shall eliminate or reduce the effect of this
Article VII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                  Article VIII

      Except as otherwise required in the by-laws of the Corporation, election of directors need not be by written ballot.

                                   Article IX

      The Corporation is to have perpetual existence.

                                    Article X

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.